UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A

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Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.            )

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Filed by a party other than the Registrant	☐

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☐	Definitive Proxy Statement
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☐	Soliciting Material under § 240.14a-12

PMV CONSUMER ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

___________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PMV Consumer Acquisition Corp. Announces Postponement of Special Meeting of Stockholders

Press Release

Palm Beach, Florida, September 15, 2022 (GLOBE NEWSWIRE) -- PMV Consumer Acquisition Corp. (NYSE: PMVC) (the “Company”), announced today that it has postponed the Company’s Special Meeting of Stockholders to be held on September 16, 2022, until September 21, 2022, at 9:00am Eastern Time. The postponed Special Meeting will be completely virtual and stockholders will be able to attend the special meeting online, vote and submit questions by visiting https://www.cstproxy.com/pmvconsumer/2022. There will be no change in the record date as a result of this postponement, and proxies tendered prior to the postponed date will not need to be voted again.

Stockholders may elect to redeem their public shares for a pro rata portion of the funds held in the Trust Account, by no later than September 19, 2022, by tendering their shares either by delivering their share certificates to the transfer agent or by delivering their shares electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system. If you hold your shares in street name, you will need to instruct your bank, broker or other nominee to withdraw the shares from your account in order to exercise your redemption rights.

The Company’s stockholders and other interested persons are advised to read the proxy statement. Stockholders are also able to obtain copies of the proxy statement and other relevant materials filed with the Securities and Exchange Commission (the “SEC”), without charge, at the SEC’s web site at www.sec.gov, or by directing a request to the Company’s proxy solicitor Morrow Sodali at (800) 662-5200 (toll free) or by email at PMVC.info@investor.morrowsodali.com.

About PMV Consumer Acquisition Corp.

PMV Consumer Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although the Company initially intends to focus on target businesses in the consumer industry with enterprise valuations in the range of $200 million to $3.5 billion.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds thereof. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Timothy J. Foufas
co-President and Secretary
(561) 318-3766